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ELECTION FORM


                             3DX TECHNOLOGIES INC.
                          12012 WICKCHESTER, SUITE 250
                              HOUSTON, TEXAS 77097


    WHETHER YOU VOTE FOR OR AGAINST THE MERGER, YOU NEED TO RETURN THIS ELECTION FORM. IF YOU DO NOT RETURN THIS CARD YOU WILL RECEIVE ESENJAY COMMON STOCK IF THE MERGER IS APPROVED.



    3DX Technologies Inc. (the "Company") has scheduled a special meeting of the shareholders to be held on September 23, 1999 to consider the proposed merger of the Company with and into Esenjay Exploration, Inc., with Esenjay surviving the merger. In the event the merger is approved, the Company's stockholders will have the right to elect to receive as consideration for your 3DX common stock in the merger either shares of Esenjay common stock or Esenjay Series A preferred stock, as described in detail in the proxy statement/prospectus prepared by the Company and Esenjay.



    Please indicate below whether you elect to receive your merger consideration in Esenjay common stock, Esenjay Series A preferred stock or a combination thereof for all shares of 3DX common stock that you owned on August 19, 1999. THIS ELECTION IS IRREVOCABLE. IF YOU DO NOT RETURN THIS ELECTION CERTIFICATE, PROPERLY COMPLETED, BEFORE THE ADJOURNMENT OF THE MEETING, YOU WILL RECEIVE THE MERGER CONSIDERATION IN ESENJAY COMMON STOCK.



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
/ /        I elect to receive Esenjay common stock as the merger consideration for ALL of my 3DX common stock.
/ /        I elect to receive Esenjay Series A preferred stock as the merger consideration for ALL of my 3DX common stock
           (subject to potential reduction as described in the proxy statement/prospectus).
/ /        I elect to receive a combination of Esenjay common stock and Esenjay Series A preferred stock as indicated below:
           Common stock, in consideration for shares of 3DX common stock.
           Series A preferred stock, in consideration for shares of 3DX common stock (subject to potential reduction as described in the proxy statement/prospectus).

                                                CONTINUED ON THE OTHER SIDE
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                         CONTINUED FROM THE OTHER SIDE


    The undersigned hereby acknowledges receipt of the Election Form and the proxy statement/prospectus.

                                              Dated _____________________ , 1999
                                              __________________________________
                                                   Stockholder's Signature
                                              __________________________________
                                                   Stockholder's Signature

                                              Signature should agree with name
                                              printed hereon. If Stock is held
                                              in the name of more than one
                                              person, EACH joint owner should
                                              sign. Executors, administrators,
                                              trustees, guardians, and attorneys
                                              should indicate the capacity in
                                              which they sign. Attorneys should
                                              submit powers of attorney.

                PLEASE SIGN AND RETURN IN THE ENVELOPE ENCLOSED.